UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 4, 2014
Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts 01104
(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As described in Item 7.01, we are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on December 4, 2014 discussing our second quarter fiscal 2015 financial and operational results. The disclosure provided in Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 7.01.	Regulation FD Disclosure.

We are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on December 4, 2014 discussing our second quarter fiscal 2015 financial and operational results. The transcript of the conference call and webcast is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The text included with this Current Report on Form 8-K and the replay of the conference call and webcast on December 4, 2014 is available on our website located at www.smith-wesson.com, although we reserve the right to discontinue that availability at any time.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding our belief that the consumer firearms market is returning to a more normalized environment; our belief that our broad product offering remains popular with consumers and that we remain the market leader in the handgun and the modern sporting rifle categories; our belief that industry-wide channel inventories remained high across most product categories in the second quarter – the result of a channel over-replenishment that exists following the last consumer surge in firearm purchasing; our belief that most competitors’ inventory in the distributor channel remains higher than ours; our belief that our four new competition-ready models from our M&P Performance Center ported series offer discerning customers new choices and premium features; our expectation that our inventory will not be further reduced by the end of the third quarter, but that we will have meaningful reductions by the end of our fiscal year; our expectations for capital expenditures, operating cash flow, and free cash flow in future periods; our expectations for the interest rate on our line of credit; the expected benefits of our acquisition of Battenfeld Technologies, including expected double-digit annual revenue growth rate, earnings per share, gross margins, and revenue related thereto for future periods; our belief that the excess inventory situation for our competitors remains problematic for us since we believe it diminishes the open-to-buy for our channel partners, which will impact our third quarter results; our expectation that those results will also be impacted by increases in our promotional programs; our estimates for revenue, earnings per share, fully diluted share count, and/or effective tax rate for our fiscal third quarter and for the full year; our belief that based upon recent adjusted NICS background checks, it appears that consumer demand is trending to its normal, seasonal pattern; our belief that seasonal increases in Fall and Winter activity will help to reduce high levels of competitors’ inventory in the channel that exist following the recent surge in consumer firearm demand; our belief that data suggests that firearms have now taken their place among the basket of mainstream, durable goods that consumers look to find deals on during Black Friday sales; our belief that inventories in the channel still remain elevated, and that distributors and retailers continue to hold an unfavorable product mix that includes a number of lesser brands and hard-to-sell products; our belief that some independent firearms retailers are reluctant to spend dollars replenishing exhausted inventories of their most popular products, such as Smith & Wesson firearms, choosing instead to promote those products that remain on their shelves; our belief that the channel appears to be largely focused on clearing the shelves of hard-to-sell products, converting their inventories to cash ahead of the January show season, when deals will be plentiful; our belief that this situation should last only until channel inventories tighten up; our belief that this is likely to impact our sales and market share in the meantime; our expectation that we may experience some market share loss in the third quarter as retailers continue to promote and heavily discount their over-inventoried products; our intention to combat this situation and regain in the fourth quarter any share points we may have forfeited in the third quarter; our plans for aggressive promotions for our coming show season designed to defend and grow our market share in this competitive environment; our expectation that we will actively engage with our distributors and retailers at this year’s shows, as well as our major retailers, to ensure that their inventories fully represent our products; our belief that it is the consumer who will ultimately drive channel inventories to better match consumer demand; our focus, objectives, and strategies; our belief that the robust new product development capability of Battenfeld Technologies, combined with its sophisticated sourcing and distribution infrastructure, should provide a solid platform for organic and inorganic, double-digit, compounded annual growth for our new accessories division; our belief that our existing accessories business would benefit from Battenfeld Technologies’ sourcing and distribution efficiencies and new product development expertise; our expectation to deliver positive revenue synergies as a result of this combination; our continued belief that the underlying market is intact, and that our industry is in the midst of a long-term and sustainable growth trend; our expectations for inventory levels in future periods; our belief that we feel confident that we have our arms around the current inventory situation that we see in the market and that we are reacting appropriately; our belief that we are developing the next generation of the M&P polymer pistol so that we completely meet the needs and requirements of the US military; our belief that by giving our current accessories business to the management team at Battenfeld, they will be able to not only sustain our accessories revenues, but grow and take market share with those accessories; our expectation that there will be no cost synergies with Battenfeld Technologies because it will be operated standalone; our expectation that the situation with Colt will not provide any opportunities to take any more share points; and our belief that the Tri Town vertical integration has gone very well and is accretive. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate the assets we acquired from our principal injection molding supplier in a successful manner; the success of our partnership with General Dynamics Ordnance and Tactical Systems; the consummation of our proposed acquisition of BTI and the general growth of our firearm accessories business; difficulties in the integration of BTI with our company; the potential loss of key personnel, customers, or suppliers following the acquisition of BTI; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2014.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Transcript of conference call and webcast conducted on December 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: December 5, 2014	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

99.1	Transcript of conference call and webcast conducted on December 4, 2014